Exhibit 3.211

D0855702

State of California Secretary of State	File # 200710310087

LIMITED LIABILITY COMPANY
ARTICLES OF ORGANIZATION - CONVERSION

IMPORTANT — Read all instructions before completing this form.	This Space For Filing Use Only

CONVERTED ENTITY INFORMATION

1.	NAME OF LIMITED LIABILITY COMPANY (End the name with the words “Limited Liability Company,” “Ltd. Liability Company,” “Ltd. Liability Co.,” or the abbreviation “LLC” or “L.L.C.”)

L&N Uniform Supply, LLC

2.	THE PURPOSE OF THE LIMITED LIABILITY COMPANY IS TO ENGAGE IN ANY LAWFUL ACT OR ACTIVITY FOR WHICH A LIMITED LIABILITY COMPANY MAY BE ORGANIZED UNDER THE BEVERLY-KILLEA LIMITED LIABILITY COMPANY ACT.

3.	THE LIMITED LIABILITY COMPANY WILL BE MANAGED BY (Check only one)

	☐ ONE MANAGER	☐ MORE THAN ONE MANAGER	☒ ALL LIMITED LIABILITY COMPANY MEMBER(S)

4.	MAILING ADDRESS OF THE CHIEF EXECUTIVE OFFICE		CITY AND STATE		ZIP CODE

	1101 Market Street		Philadelphia, PA		19107

5.	NAME OF AGENT FOR SERVICE OF PROCESS (If the agent is an individual, the agent must reside in California and both Items 5 and 6 must be completed. If the agent is a corporation, the agent must have on file with the California Secretary of State a certificate pursuant to Corporations Code section 1505 and Item 5 must be completed (leave Item 6 blank).)

C T Corporation System

6.	IF AN INDIVIDUAL, ADDRESS OF AGENT FOR SERVICE OF PROCESS IN CA		CITY	STATE	ZIP CODE

CA

CONVERTING ENTITY INFORMATION

7.	NAME OF CONVERTING ENTITY

L&N Uniform Supply Co., Inc.

8.	FORM OF ENTITY	9. JURISDICTION	10. CA SECRETARY OF STATE FILE NUMBER, IF ANY
	Corporation	California	C0478182

11.	THE PRINCIPAL TERMS OF THE PLAN OF CONVERSION WERE APPROVED BY A VOTE OF THE NUMBER OF INTERESTS OR SHARES OF EACH CLASS THAT EQUALED OR EXCEEDED THE VOTE REQUIRED. IF A VOTE WAS REQUIRED, PROVIDE THE FOLLOWING FOR EACH CLASS:

	STATE THE CLASS AND NUMBER OF OUTSTANDING INTERESTS ENTITLED TO VOTE		AND	THE PERCENTAGE VOTE REQUIRED OF EACH CLASS

	Common 1,146			100%

ADDITIONAL INFORMATION

12.	ADDITIONAL INFORMATION SET FORTH ON THE ATTACHED PAGES, IF ANY, IS INCORPORATED HEREIN BY THIS REFERENCE AND MADE A PART OF THIS CERTIFICATE.

13.	I CERTIFY UNDER PENALTY OF PERJURY UNDER THE LAWS OF THE STATE OF CALIFORNIA THAT THE FOREGOING IS TRUE AND CORRECT OF MY OWN KNOWLEDGE. I DECLARE I AM THE PERSON WHO EXECUTED THIS INSTRUMENT, WHICH EXECUTION IS MY ACT AND DEED.

/s/ David Michaelson	4/11/07	David Michaelson, Vice President
SIGNATURE OF AUTHORIZED PERSON	DATE	TYPE OR PRINT NAME AND TITLE OF AUTHORIZED PERSON

/s/ Megan C. Timmins	4/11/07	Megan C. Timmins, Assistant Secretary
SIGNATURE OF AUTHORIZED PERSON	DATE	TYPE OR PRINT NAME AND TlTLE OF AUTHORIZED PERSON

APPROVED BY SECRETARY OF STATE